Exhibit 99.2

LIFE PARTNERS ANNOUNCES NASDAQ'S ACCEPTANCE OF
ITS PLAN TO REGAIN COMPLIANCE

Waco, TX – August 12, 2011 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced today that The Nasdaq Stock Market (“Nasdaq”) has accepted the Company's plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) which will permit a continued listing of the Company’s stock on the Nasdaq Global Select market.

The Company had previously been notified that it did not comply with Nasdaq’s filing requirements set forth in the Rule because it had not filed its Form 10-K for the period ended February 28, 2011 (the “Form 10-K”), and its Form 10-Q for the period ended May 31, 2011 (the “Form 10-Q”).  After reviewing the Company’s plan to regain compliance, the Nasdaq Listing Qualifications Staff granted an exception to enable the Company to regain compliance with the Rule.  Under the terms of the exception, the Company must file its Form 10-K and Form 10-Q as required by the Rule on or before November 28, 2011.

In its submission, the Company stated that the filing of the Form 10-K and Form 10-Q have been delayed due to the resignation of the Company’s independent registered public accounting firm on June 3, 2011, which was prior to completing an audit of the Company’s financial statements for the fiscal year ended February 28, 2011.  Subsequently, on July 5, 2011, the Company engaged Whitley Penn LLP (“Whitley Penn”) as its independent registered public accounting firm.  Whitley Penn has begun its audit of the Company’s financial statements for the year ended February 28, 2011, and anticipates completion of the audit within a time frame that enables the Company to file the Form 10-K and the Form 10-Q on or before November 28, 2011.

LPHI Chief Executive Officer, Brian Pardo stated, “We are pleased with the granting of this exception, which will permit our continued listing on Nasdaq, and we are confident that we will be able regain compliance with the Rule by the November 28, 2011 deadline.”

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LPHI-G

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
254-751-7797
info@LPHI.com
www.lphi.com

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